FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PGIM ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	See Below (I.R.S. Employer Identification No.)

655 Broad Street, 17th Floor Newark, New Jersey (Address of principal executive offices)	07102 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, $.001 par value per share, of: PGIM Ultra Short Bond ETF	NYSE Arca, Inc.	82-4051821

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number as to which this form relates: 333-222469

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN A REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $.001 par value per share, of PGIM Ultra Short Bond ETF, a series of PGIM ETF Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on March 26, 2018 (File Nos. 333-222469; 811-23324). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.  Exhibits.

 1. Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

2. Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

3. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey.

PGIM ETF TRUST

Date: April 4, 2018
	By:	/s/ Claudia DiGiacomo
	Name:	Claudia DiGiacomo
	Title:	Assistant Secretary